UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8‑K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 6, 2023

GLOBAL CLEAN ENERGY HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State of Incorporation)

000-12627	87-0407858
(Commission File Number)	(I.R.S. Employer Identification No.)

2790 Skypark Drive, Suite 105, Torrance, California	90505
(Address of Principal Executive Offices)	(Zip Code)

(310) 641-4234
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12).

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act:   Common Stock, par value $0.001 per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory

Pursuant to Section 4(d) of the Certificate of Designations of Series C Preferred Stock (“Certificate of Designations”) of Global Clean Energy Holdings, Inc. (“we,” “us,” “our” and the “Company”), effective as of March 6, 2023, ExxonMobil Renewables LLC (“EM Renewables”), in its capacity as the holder of at least 33% of the Company’s issued and outstanding Series C Preferred Stock, caused the removal of E. Nicholas Jones as a member of the Company’s board of directors, and has appointed Timothy J. Iezzoni as a member of the Company’s board of directors to fill the vacancy created by the removal of Mr. Jones.

There are no family relationships between Mr. Iezzoni and any of the Company’s directors, executive officers, or persons nominated or chosen by the Company to become a director or executive officer.  Mr. Jones and Mr. Iezzoni are employees of ExxonMobil Oil Corporation or its affiliates,
 and the removal of Mr. Jones and appointment of Mr. Iezzoni are being effected pursuant to EM Renewables’ rights under the Certificate of Designations.  However, Mr. Iezzoni is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

The Company has also been advised that the removal of Mr. Jones by ExxonMobil was not the result of any disagreement with the Company on any matter relating to the registrant’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 9, 2023	By:	/s/ Ralph Goehring
Ralph Goehring
Chief Financial Officer